Advocaten
Notarissen
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Burgerweeshuipad 201 P.O. Box 75084 1070 AB Amsterdam

T +31 20 577 1771
T +31 20 577 1775

Exhibit 5.1 and Exhibit 8.1
Stellantis N.V.
Taurusavenue 1
2132LS Hoofddorp
The Netherlands
(the "Issuer")

Date	3 August 2026	B. Boutellier
E bas.boutellier@debrauw.com
Our ref.	M47683512/1/20731795	T +31 20 577 1442
T +31 20 577 1442

Re:
Dear Addressee,
Registration with the US Securities and Exchange Commission of the Debt Securities, Common Shares and Guarantees
1    INTRODUCTION
We, De Brauw Blackstone Westbroek N.V., ("De Brauw") act as Dutch legal advisers to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2    SCOPE OF WORK
As set out in paragraphs 1 and 7, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:

(a)This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.

(b)As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances (including our reputation) and accordingly:

(i)we have performed the factual research set out in paragraph 3 and not any additional fact-finding actions (including not in respect of the

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

correctness of the assumptions in paragraph 4 or the applicability of the qualifications in paragraph 6 except as expressly set out in it);

(ii)we have examined the text of the documents listed in paragraph 3 and not researched their meaning and effect beyond their semantic meaning to a Dutch opinion giver (including not their meaning and effect under any law other than Dutch law);

(iii)we have performed legal research into Dutch law reasonably likely to be relevant to this opinion and not any additional legal research (including into Dutch law not in effect on or prior to the date of this opinion); and

(iv)we do not express any opinion or view other than as expressly set out in paragraphs 5 and 6 (including not in respect of any document, or on any reference to a document, not listed in paragraph 3).

This opinion is limited to its date.

3    FACTUAL RESEARCH
We have examined the following documents:

(a)A copy of:

(i)the Registration Statement;

(ii)the Draft Debt Securities Indenture; and

(iii)the Draft Guarantees Indenture.

(b)    A copy of:

(i)the Issuer's deed of incorporation and its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)the Board Regulations; and

(iii)the Trade Register Extract.

(c)    A copy of:

(i)the Draft Corporate Resolution; and

(ii)the Draft Deed of Issuance

In addition, we have obtained the following confirmations on the date of this opinion:

(d)    Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

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(e)    Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Issuer is not included on any Sanctions List.

(f)    Confirmation through www.rechtspraak.nl, derived from the Central Insolvency Register (including from the segments for EU registrations and publications about public composition proceedings outside bankruptcy), that the Issuer is not registered as being subject to a public Dutch Insolvency or foreign Insolvency Proceedings.

4    ASSUMPTIONS
We have made the following assumptions:

(a)

(i)Each copy document conforms to the original and each original is genuine and complete.

(ii)

(A)Each signature (including each electronic signature) is the genuine signature of the individual concerned.

(B)Each electronic signature is a qualified electronic signature or the signing method used for it is sufficiently reliable.

(iii)Each confirmation listed in paragraph 3 is true.

(b)

(i)The Board Regulations remain in force without modification.

(ii)The Draft Corporate Resolution will have been duly adopted prior to the issue or grant of any Debt Securities, Common Shares and Guarantees, and will thereafter remain in force without modification.

(iii)A Draft Deed of Issuance will have been duly executed on the moment the Issuer issues the number of Common Shares set out therein.

(iv)The Draft Debt Securities Indenture, and any relevant forms included therein, will have been duly executed on the moment the Issuer issues any Debts Securities.

(v)The Draft Guarantees Indenture, and any relevant forms included therein, will have been duly executed on the moment the Issuer grants any Guarantees.

(vi)The Draft Corporate Resolution will have been duly adopted prior to the issue or grant of any Debt Securities, Common Shares and Guarantees, and will thereafter remain in force without modification.

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(vii)A Draft Deed of Issuance will have been duly executed on the moment the Issuer issues the number of Common Shares set out therein.

(viii)The Draft Debt Securities Indenture, and any relevant forms included therein, will have been duly executed on the moment the Issuer issues any Debts Securities.

(ix)The Draft Guarantees Indenture, and any relevant forms included therein, will have been duly executed on the moment the Issuer grants any Guarantees.
(c)
(i)The Registration Statement and the Draft Indentures have been or will have been filed with the SEC in the form referred to in this opinion.

(ii)Where required, the Debt Securities and the Guarantees have been or will have been validly authenticated in accordance with, respectively, the Draft Debt Securities Indenture and the Draft Guarantees Indenture.

(iii)All Debt Securities and all Guarantees have been or will have been signed on behalf of the Issuer, manually or, with the approval of the signatory concerned, in facsimile by the number of authorized representatives required by the Issuer's articles of association.
(iv)
(A)The issue by the Issuer of the Common Shares (or of any rights to acquire Common Shares), will have been validly authorised; and

(B)any pre-emption rights in respect of the issue of the Common Shares (or of any rights to acquire Common Shares) will have been observed or validly excluded;

all in accordance with the Issuer's articles of association at the time of authorisation or of observance or exclusion.

(v)The Issuer's authorised share capital at the time of issue of any Common Share will be sufficient to allow for the issue.

(vi)The Common Shares will have been:

(A)issued in the form and manner prescribed by the articles of association at the time of issue; and

(B)otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(vii)The nominal amount of the Common Shares and any agreed share premium will have been validly paid.

(d)    When validly signed by all parties (including by electronic signature), the Draft Indentures, the Debt Securities and the Guarantees are valid and binding on and enforceable against each party under New York law by which they are expressed to be governed.

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(e)

(i)Any Debt Securities offered to the public in the Netherlands have been, are and will be so offered in accordance with the Prospectus Regulation and the Offer Regulations.

(ii)The Debt Securities have not been, are not and will not be admitted to trading on the regulated market of Euronext Amsterdam or on any other regulated market in the Netherlands.

(iii)At the time when it disposed or disposes of the Debt Securities in the context of the offer of the Debt Securities, the Issuer did or does not possess inside information in respect of the Issuer or the trade in the Debt Securities.

(f)    The Issuer does not qualify as a bank (bank) within the meaning of the Wft.

(g)    The Issuer (being the Guarantor as defined in the Draft Guarantees Indenture) and Stellantis Finance (being the Company as defined in the Draft Guarantee Indenture) belong to the same group (groep).

(h)    Each Draft Indenture and each transaction entered into pursuant to it are entered into on an arm's length basis, and the Debt Securities have been or will be issued on an arm's length basis.

5    OPINION

Within the limitations set out in paragraph 2, based on the factual research described in paragraph 3 and the assumptions made in paragraph 4, and subject to the qualifications in paragraph 6 and any matters not disclosed to us in the context of this opinion, we are of the following opinion:

(a) The Issuer has been incorporated and exists as a public limited liability company (naamloze vennootschap).

(b)When issued, the Common Shares will have been validly issued and will be fully paid and nonassessable1.

(c)

(i)The Issuer has the corporate power to enter into and perform each Draft Indenture and to issue and perform the Debt Securities and the Guarantees.

(ii)The Issuer has taken all necessary corporate action to authorise its entry into and performance of each Draft Indenture and its issue and performance of the Debt Securities and the Guarantees.
(d)

1 In this opinion, "nonassessable" – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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(i)The Issuer does not require any governmental licence, dispensation, recognition or other consent for its entry into and performance of any Draft Indenture or for its issue and performance of the Debt Securities and the Guarantees.

(ii)There are no governmental registration, filing or similar formalities required to ensure the validity and binding effect on and enforceability against the Issuer of any Draft Indenture or for its issue and performance of the Debt Securities and the Guarantees.

(e)    The Issuer's entry into and performance of each Draft Indenture, and the issue and performance of the Debt Securities and the Guarantees, do not violate Dutch law or its articles of association.

(f)

(i)The choice of New York law as the governing law of each Draft Indenture and the Debt Securities and the Guarantees is recognised.

(ii)Dutch law does not restrict the validity and binding effect on and enforceability against the Issuer of each Draft Indenture.
(g)

(i)To the extent that the submission to the jurisdiction of the New York Courts in each Draft Indenture:

(A)is governed by the Hague Choice of Court Convention, it is valid and binding on and enforceable against the Issuer; and

(B)is also governed by the law designated by the private international law of New York, Dutch law does not restrict its validity and binding effect on and enforceability against the Issuer.

(ii)    An enforceable judgment in a civil or commercial matter rendered by the
New York Courts pursuant to the submission to its jurisdiction in each
Draft Indenture can be enforced in the Netherlands in accordance with the Hague Choice of Court Convention.

(h)    The statements in the Registration Statement under the heading "Dutch Taxation of Debt Securities" and "Dutch Taxation of Common Shares" included in the chapter "TAXATION", to the extent that they are statements as to Dutch Tax law, are correct in all material aspects.

6    QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)This opinion is subject to any limitations arising from (i) rules relating to Dutch Insolvencies, (ii) rules relating to foreign insolvency or composition or restructuring proceedings (including foreign Insolvency Proceedings), (iii) other rules regulating conflicts between rights of creditors, or (iv) resolution, intervention and other measures in relation to financial enterprises or their affiliated entities.

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(b)The recognition of New York law as the governing law of each Draft Indenture and the Debt Securities and the Guarantees:

(i)will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the relevant Draft Indenture was entered into or the Debt Securities or the Guarantees were issued (other than the choice of New York law as the governing law of the Draft Indentures, Debt Securities and Guarantees, as applicable) are located in one or more Member States of the European Union;

(ii)

(A)will not restrict the application of the overriding provisions of Dutch law; and

(B)will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose "overriding provisions" are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)will not prevent the application of New York law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(c)    If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of, or provides or agrees to provide security for, any of another person's obligations and any other legal act having a similar effect) is not in the entity's interest, the act may (i) exceed the entity's corporate or other power, (ii) violate its articles of association, and (iii) be nullified by it if the other party or parties to the act knew or should have known without investigation that the act is not in the entity's interest.

(d)    To the extent Dutch law applies, a legal act (rechtshandeling) performed by a person (including an agreement pursuant to which it guarantees the performance of another person's obligations, or provides or agrees to provide security for its or another person's obligations and any other legal act having a similar effect) may be nullified by (i) any of its creditors, or (ii), in case of bankruptcy, its bankruptcy trustee, if (A) it performed the act without an obligation to do so (onverplicht), (B) the creditor concerned or, in case of its bankruptcy, any creditor was prejudiced as a consequence of the act, and (C) at the time the act was performed both it and

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(unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced. In addition, in the case of a person's bankruptcy, its bankruptcy trustee may nullify that person's performance of any due and payable obligation (opeisbare schuld) (including an obligation to provide security for its or another person's obligations) if (X) the recipient knew that a request for bankruptcy had been filed, or (Y) the performance of the obligation was the result of consultation between it and the recipient with a view to give preference to the latter over the person's creditors.

(e)    Enforcement in the Netherlands of each Draft Indenture, the Debt Securities and the guarantees and of foreign judgments is subject to Dutch rules of civil procedure.

(f)    The Sanction Act 1977 (Sanctiewet 1977) or international sanctions may affect whether (i) the Issuer's entry into and performance of the Draft Indentures, Debt Securities and the Guarantees are valid, binding and enforceable.

(g)    To the extent that the Debt Securities (or any part thereof) are general conditions within the meaning of article 6:231 BW, a holder of a Note may nullify (vernietigen) a provision therein if (i) the Issuer has not offered the holder a reasonable opportunity to examine the Terms and Conditions, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in article 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Note is a natural person not acting in the conduct of a profession or trade.

(h)    In proceedings in a Dutch court for the enforcement of any Draft Indenture or the Guarantee, the court may mitigate amounts due in respect of litigation and collection costs.

(i)

(i)An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)A confirmation from the Central Insolvency Register does not provide conclusive evidence that an entity is not subject to a Dutch Insolvency or foreign Insolvency Proceedings (also because they are not all registered).

(j)    We do not express any opinion on:

(i)competition (including state aid) matters; and

(ii)tax matters other than in paragraph 5(h)

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7    RELIANCE

(a)This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)Each person relying on this opinion in doing so agrees that:

(i)the agreements in this paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them; and

(ii)only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion.

(c)    The Issuer may:

(i)    file this opinion as an exhibit to the Registration Statement; and

(ii)    refer to De Brauw giving this opinion in the Exhibit Index in the Registration Statement.

The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,
/s/ De Brauw Blackstone Westbroek N.V.

Bas Boutellier
Advocaat

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Annex – Definitions

Part 1 - General

In this opinion:

"Board Regulations" is defined in part 2 (Issuer) of this Annex.

"BW" means the Civil Code (Burgerlijk Wetboek).

"Common Shares" means the common shares in the share capital of the Issuer that will be registered with the SEC pursuant to the Registration.

"De Brauw" means De Brauw Blackstone Westbroek N.V.

"Debt Securities" means the debt securities that will be registered with the SEC pursuant to the Registration.

"Draft Debt Securities Indenture" is defined in part 3 (Indentures) of this Annex.

"Draft Corporate Resolution" is defined in part 2 (Issuer) of this Annex.

"Draft Deed of Issue" is defined in part 2 (Issuer) of this Annex.

"Dutch Insolvency" means bankruptcy (faillissement), suspension of payments (surseance van betaling) or restructuring proceedings outside bankruptcy (akkoordprocedures buiten faillissement).

"Dutch law" means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands.

"Dutch Taxes" means any taxes of any nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities.

"Guarantees" means the guarantees that will be registered with the SEC pursuant to the Registration.

"Draft Guarantees Indenture" is defined in part 3 (Indentures) of this Annex.

"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

"Issuer" is defined in part 2 (Issuer) of this Annex.

"New York law" means the laws of the State of New York without regard to its conflicts of laws principles.

"New York Courts" means any court in the State of New York, New York County or brought under U.S. federal or state securities laws.

"Offer Regulations" means:

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(a)Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;

(b)Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;

(c)Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC;

(d)Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable; and

(e)the Wft.

"Prospectus Regulation" means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.

"Registration" means the registration of the Debt Securities, the Common Shares and the Guarantees with the SEC under the Securities Act.

"Registration Statement" means the registration statement on form F-3 dated 3 August 2026 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

"Sanctions List" means each of:

(a)the Consolidated list of persons, groups and entities subject to EU financial sanctions; and

(b)the National sanction list terrorism (Nationale sanctielijst terrorisme).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Stellantis Finance" means Stellantis Finance US Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal address at 1000 Chrysler Drive, Auburn Hills, MI 48326.

"the Netherlands" means the European part of the Netherlands.

"Trade Register Extract" is defined in part 2 (Issuer) of this Annex.

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"Wft" means the Financial Markets Supervision Act (Wet op het financieel toezicht).

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Part 2 – Issuer

In this opinion:

"Board Regulations" means the regulations of the board of directors of the Company adopted on 10 October 2024 pursuant to article 20.3 of the Company's articles of association.

"Draft Corporate Resolution" means the draft written resolution of the Issuer's board of directors, drawn up by De Brauw (draft dated 30 July 2026).

"Draft Deed of Issue" means the draft deed of issue to issue common shares in the share capital of the Issuer, drawn up by De Brauw (draft dated 30 July 2026).

"Issuer" means Stellantis N.V., a public limited liability company (naamloze vennootschap), with seat in Amsterdam, the Netherlands, Trade Register number 60372958.

"Trade Register Extract" means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 3 August 2026.

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Part 3 – Indentures
In this opinion:

"Draft Debt Securities Indenture" means the draft indenture in respect of the Debt Securities, received on 1 August 2026, and to be entered into between the Issuer and The Bank of New York Mellon.

"Draft Guarantees Indenture" means the draft indenture in respect of the Guarantees received on 1 August 2026, and to be entered into between the Issuer, Stellantis Finance. and The Bank of New York Mellon.

"Draft Indentures" means the Draft Debt Securities Indenture and the Draft Guarantees Indenture, and the term "Draft Indenture" is to be construed accordingly.

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